Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2012 relating to the financial statements of Alpha Shale Resources, LP as of December 31, 2011 and for the year then ended, included in the Registration Statement on Form S-1 (No. 333-192894) and related Prospectus, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Schneider Downs & Co., Inc.

Pittsburg, Pennsylvania

January 24, 2014